Exhibit 10.1
Addendum and Amendment to the Deferred Prosecution Agreement
1. Wright Medical Technology, Inc. (“Wright”), pursuant to authority granted by its Board of Directors, and the United States Attorney’s Office for the District of New Jersey (the “Office”), enter into this Addendum and Amendment to the Deferred Prosecution Agreement (the “Addendum”).
2. Wright and the Office agree to extend the term of the Deferred Prosecution Agreement currently in effect between Wright and the Office (the “DPA”) by a period of 12 months, from September 29, 2011 to September 29, 2012. Unless expressly addressed herein, all other terms and conditions of the DPA will remain in full force and effect until September 29, 2012.
3. Paragraphs 1 and 4 of the DPA are hereby amended to substitute “twenty-four (24) months” for “twelve (12) months” and Paragraph 52 of the DPA is hereby stricken.
4. If the Office does not find, prior to September 29, 2012, that Wright has committed a knowing, willful and uncured breach of a material provision of the DPA, then the Office agrees not to take any additional action regarding any breach of the DPA referenced in the Office’s May 5, 2011 letter; provided, that the Office agrees that it will not make any such finding unless it first gives Wright notice and an opportunity to be heard, as specified in DPA paragraph 50; and provided, further, that the Office agrees that any such finding will be based on either (1) conduct that occurs after the date of the execution of this Addendum (the “Addendum Execution Date”) or (2) conduct that has occurred prior to the Addendum Execution Date of which the Monitor is not aware, as of the Addendum Execution Date.
5. Wright and the Office agree to modify the date upon which the next report from the Monitor is due from September 29, 2011 to November 29, 2011. Wright and the Office further agree that after November 29, 2011, the Monitor reports will be due on April 29, 2012 and September 29, 2012. Accordingly, DPA Paragraph 11 is amended to strike both instances of the word “quarterly,” and DPA Paragraph 19(c) is amended to substitute “on December 29, 2010, March 29, 2011, June 29, 2011, November 29, 2011, April 29, 2012, and September 29, 2012” for “on at least a quarterly basis,” and the last sentence of DPA Paragraph 19(c) is amended to strike the word “quarterly.”
6. The Office agrees to move on September 15, 2011 for an Order, in the form attached as Exhibit A, further continuing the proceedings in United States v. Wright Medical Technology, Inc., Mag. No. 10-8233 (MCA), through and including September 29, 2012.

AGREED TO:

/s/ David D. Stevens	/s/ J. Gilmore Childers
David D. Stevens	J. Gilmore Childers
Chief Executive Officer	Attorney for the United States, Acting Under
Wright Medical Technology, Inc.	Authority Conferred by 28 U.S.C. § 515

9/15/11	9/15/11
Date	Date

DIRECTOR’S CERTIFICATE
     I have read this Addendum and Amendment to the Deferred Prosecution Agreement (“Addendum”) and carefully reviewed every part of it with counsel for Wright Medical Technology, Inc. (the “Company”). I understand its terms and voluntarily agree, on behalf of the Company, to each of them. Before signing this Addendum, I consulted with the attorney for the Company. The attorney fully advised me of the consequences of entering into this Addendum and no one has threatened or forced me, or to my knowledge any person authorizing this Addendum on behalf of the Company, in any way to enter into this Addendum. I am also satisfied with the attorney’s representation in this matter. I certify that I am a director of the Company, and that I have been duly authorized by the Board of Directors of the Company to execute this certificate on behalf of the Company.

/s/ David D. Stevens	9/15/11
Wright Medical Technology, Inc.	Date

By: David D. Stevens

CERTIFICATE OF COUNSEL
     I am counsel for Wright Medical Technology, Inc. (the “Company”). In connection with such representation, I have reviewed and discussed this Addendum and Amendment to the Deferred Prosecution Agreement (“Addendum”) with the authorized representative of the Company. Based on my review and discussion, I am of the opinion that:
     1. David D. Stevens, Chief Executive Officer and a Director of the Company, is duly authorized to enter into this Addendum on behalf of the Company; and
     2. This Addendum has been duly and validly authorized, executed and delivered on behalf of the Company, and is a valid and binding obligation of the Company.
     Further, I have carefully reviewed this Addendum with directors of the Company. I have fully advised these directors of the consequences of entering into this Addendum. To my knowledge, the Company’s decision to enter into this Addendum is an informed and voluntary one.

/s/ Karen F. Green	9/15/11
Karen F. Green, Esq	Date
Wilmer Cutler Pickering Hale and Dorr LLP

CERTIFIED COPY OF RESOLUTION
     Upon motion duly made, seconded, and unanimously carried by the affirmative vote of all the Directors present, the following resolutions were adopted:
     WHEREAS, Wright Medical Technology, Inc. (the “Company”) has been engaged in discussions with the United States Attorney’s Office for the District of New Jersey (the “Office”) regarding an alleged breach of its Deferred Prosecution Agreement with that Office;
     WHEREAS, the Board of the Company consents to resolution of these discussions by entering into the Addendum and Amendment to the Deferred Prosecution Agreement (“Addendum”) that the Company’s Board of Directors has reviewed with outside counsel representing the Company;
     NOW THEREFORE, BE IT RESOLVED that David D. Stevens, the Company’s Chief Executive Officer and a Director, be, and hereby is, authorized to execute the Addendum on behalf of the Company substantially in the same form as reviewed by the Company’s Board of Directors at this meeting and as attached hereto as Exhibit A, and is authorized to execute the Director’s Certificate attached thereto.

SECRETARY’S CERTIFICATION
     I, Thomas McAllister, the duly elected Secretary of Wright Medical Technology, Inc. (the “Company”), a corporation duly organized under the laws of the State of Delaware, hereby certify that the following is a true and exact copy of a resolution approved by the Board of Directors of the Company at its telephonic meeting held on the 13th day of September, 2011;
     WHEREAS, Wright Medical Technology, Inc. has been engaged in discussions with the United States Attorney’s Office for the District of New Jersey (the “Office”) regarding resolution of an alleged breach of its Deferred Prosecution Agreement with the Office;
     WHEREAS, the Board of Directors of the Company consents to resolution of these discussions on behalf of the Company by entering into an Addendum and Amendment to the Deferred Prosecution Agreement (“Addendum”) that the Board of Directors has reviewed with outside counsel representing the Company;
     NOW THEREFORE, BE IT RESOLVED that David D. Stevens, the Company’s Chief Executive Officer and a Director, be, and hereby is, authorized to execute the Addendum on behalf of the Company substantially in the same form as reviewed by the Board of Directors at this meeting and as attached hereto as Exhibit A, and is authorized to execute the Director’s Certificate attached thereto.
     IN WITNESS WHEREOF, I have hereunto signed my name as Secretary and affixed the Seal of said Corporation this 15th day of September, 2011.

/s/ Thomas McAllister
Thomas McAllister, Secretary